Exhibit 99.1

News Release From Nuance Communications

For Immediate Release
Contacts:

For Investors	For Press and Investors
Kevin Faulkner	Richard Mack
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 408-992-6100	Tel: 781-565-5000
Email: kevin.faulkner@nuance.com	Email: richard.mack@nuance.com
Nuance Announces Fourth Quarter
and Fiscal Year 2011 Results
Strength in Mobile & Consumer Markets, Improvement in Enterprise Market
Fueled Growth in Revenue and Operating Cash Flow;
Increasing Visibility of Voice Solutions Fuels Customer Momentum
BURLINGTON, Mass., November 22, 2011 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fourth quarter and fiscal year ended September 30, 2011.
Nuance reported GAAP revenue of $367.0 million in the fourth quarter of fiscal 2011, an 18.5% increase over GAAP revenue of $309.8 million in the fourth quarter of fiscal 2010. Nuance reported non-GAAP revenue of $399.5 million, which includes $32.5 million in revenue lost to accounting treatment in conjunction with acquisitions. Fourth quarter fiscal 2011 non-GAAP revenue grew 23.0% over non-GAAP revenue of $324.9 million in the same quarter last year.
In the fourth quarter of fiscal 2011, Nuance recognized GAAP net loss of ($5.1) million, or ($0.02) per share, compared with GAAP net income of $2.1 million, or $0.01 per diluted share, in the fourth quarter of fiscal 2010. In the fourth quarter of fiscal 2011, Nuance reported non-GAAP net income of $133.5 million, or $0.42 per diluted share, compared to non-GAAP net income of $100.3 million, or $0.33 per diluted share, in the fourth quarter of fiscal 2010. Nuance’s fourth quarter fiscal 2011 non-GAAP operating margin was 36.1%, up from 35.2% in the fourth quarter of fiscal 2010. Nuance reported cash flow from operations of $97.9 million in the fourth quarter of fiscal 2011, compared to $111.6 million in the fourth quarter of fiscal 2010.
In fiscal year 2011, Nuance reported GAAP revenue of $1,318.7 million, a 17.9% increase over $1,118.9 million in fiscal 2010. The company reported non-GAAP revenue of $1,393.9 million in fiscal 2011, which includes $75.2 million in revenue lost to accounting treatment in conjunction with acquisitions. Fiscal 2011 non-GAAP revenue grew 16.6% over non-GAAP revenue of $1,195.7 million in fiscal 2010.
In fiscal year 2011, Nuance recognized GAAP net income of $38.2 million, or $0.12 per diluted share, compared with a GAAP net loss of ($19.1) million, or ($0.07) per share in fiscal 2010. In fiscal 2011, the company recognized non-GAAP net income of $430.7 million, or $1.36 per diluted share, compared to non-GAAP net income of $359.1 million, or $1.19 per diluted share in fiscal 2010. Fiscal 2011 non-GAAP operating margin increased to 33.9%, compared to 33.2% in fiscal 2010. In fiscal 2011, Nuance reported cash flow from operations of $357.4 million, a 20.6% increase over cash flow from operations of $296.3 million in fiscal 2010. Nuance ended fiscal 2011 with a balance of cash and marketable securities of $478.5 million.
Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.
“In the fourth quarter, Nuance delivered 23% revenue growth, driven by strong performance in our mobile and consumer business lines as well as improved trends in our enterprise business line,” said Paul Ricci, chairman and CEO of Nuance. “Recent high-profile speech applications in the smartphone market have increased interest in our solutions, from both manufacturers and users. In fiscal 2011, Nuance delivered double-digit organic revenue growth and 21% growth in operating cash flow. Improved momentum across our markets, as well as strong fourth quarter bookings for our healthcare and mobile solutions, position Nuance for continued growth in fiscal 2012.”
Highlights from the quarter include:
•	Healthcare — For Nuance’s healthcare solutions, fourth quarter non-GAAP revenue was $148.7 million, up 22.6%, as reported, from the same quarter last year, and FY 11 non-GAAP revenue was $526.8 million, up 17.2%, as reported, from FY 10. During the fourth quarter, new bookings included large eScription, Dragon Medical and radiology contracts. Key healthcare customers included Baycare, Carle Foundation, Cerner, Diversified Radiology, FED, Kern Medical, Lahey Clinic, New Hanover, Piedmont Healthcare, and VA Hospital.

•	Mobile & Consumer — For Nuance’s mobile and consumer solutions, fourth quarter non-GAAP revenue was $118.7 million, up 31.6%, as reported, from the same quarter last year, and FY 11 non-GAAP revenue was $393.3 million, up 27.1%, as reported, from FY 10. Key mobile customers, new bookings or design wins in the quarter included Amazon, CIBC, Comcast, Daimler, Diebold, Ford, Kyocera, LGE, Nokia, NTT DoCoMo, On-Star, Renault, Samsung, Sony Ericsson, State of Maryland, Time Warner Cable, Tom Tom, and ZTE.

•	Enterprise — For Nuance’s enterprise solutions, fourth quarter non-GAAP revenue was $80.0 million, up 2.6%, as reported, from the same quarter last year, and FY 11 non-GAAP revenue was $296.4 million, up 0.1%, as reported, from FY 10. Key enterprise customers in the quarter included Aetna, AT&T, Banco Itau, Bank of America, Blue Cross/Blue Shield of Michigan, CIGNA, Citibank, Comcast, Energex, Farmer’s Insurance, IBM, Kaiser Permanente, Nordea, NTT, On-Star, Standard Insurance, Telekom Deutschland, Telenor, Telstra, USAA, US Cellular, Vodafone, and Walgreens.

•	Imaging — For Nuance’s document imaging solutions, fourth quarter non-GAAP revenue was $52.1 million, up 47.2%, as reported, from the same quarter last year, and FY 11 non-GAAP revenue was $177.4 million, up 26.0% as reported, from FY 10. Nuance achieved key fourth quarter bookings and design wins with Canon, Deloitte, Ricoh, US Securities and Exchange Commission, Visma and Xerox.
Financial Analyst Day
Nuance has scheduled a financial analyst day in Boston, MA on Thursday, December 8, 2011 and via Webcast. For registration information, please contact kevin.faulkner@nuance.com.
Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.
As previously scheduled, the conference call will begin today, November 22, 2011 at 5:00 pm EST and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1085 or (612) 288-0337 at least five minutes prior to the call and referencing conference code 219585. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 219585.
About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding continued growth in fiscal 2012 and Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2010 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The information included in this press release should not be viewed as a substitute for full GAAP financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2011 and 2010, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which are described below.
Acquisition-Related Revenue and Cost of Revenue.
The Company provides supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from eCopy, Equitrac and SVOX for the three and twelve months ended September 30, 2011, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.
Acquisition-Related Costs, Net.
In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.
These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties.
(ii) Professional service fees. Professional service fees include direct costs of the acquisition, as well as post-acquisition legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.
(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.
Amortization of Acquired Intangible Assets.
The Company excludes the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of acquired intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.
Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party’s extensive speech recognition technology and natural language and semantic processing technology, Nuance has entered into three IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, Nuance will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, Nuance considers these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and is therefore presenting this supplemental information to show the results excluding these expenses. Nuance does not exclude from its non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although the Company’s bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of these collaboration agreements and have incentives based on those results.
Non-Cash Expenses.
The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:
(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.
Other Expenses.
The Company excludes certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be its organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash.
The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Product and licensing	$179,177	$138,232	$607,358	$473,460
Professional services and hosting	132,063	125,769	509,141	463,567
Maintenance and support	55,801	45,762	202,242	181,921

Total revenues	367,041	309,763	1,318,741	1,118,948

Cost of revenues:
Product and licensing	17,651	15,424	65,601	49,618
Professional services and hosting	93,052	74,376	341,055	280,725
Maintenance and support	11,412	7,934	38,057	31,269
Amortization of intangible assets	14,570	12,663	55,111	47,758

Total cost of revenues	136,685	110,397	499,824	409,370

Gross profit	230,356	199,366	818,917	709,578

Operating expenses:
Research and development	49,479	38,274	179,377	152,071
Sales and marketing	80,622	69,528	306,439	266,208
General and administrative	43,332	33,418	147,603	122,061
Amortization of intangible assets	22,998	22,033	88,219	87,819
Acquisition-related costs, net	7,956	3,719	21,866	30,611
Restructuring and other charges, net	17,519	1,647	22,862	17,891

Total operating expenses	221,906	168,619	766,366	676,661

Income from operations	8,450	30,747	52,551	32,917

Other expense, net	(6,798)	(15,067)	(22,534)	(33,982)

Income (loss) before income taxes	1,652	15,680	30,017	(1,065)

Provision (benefit) for income taxes	6,761	13,575	(8,221)	18,034

Net income (loss)	$(5,109)	$2,105	$38,238	$(19,099)

Net income (loss) per share:
Basic	$(0.02)	$0.01	$0.13	$(0.07)

Diluted	$(0.02)	$0.01	$0.12	$(0.07)

Weighted average common shares outstanding:
Basic	306,541	293,971	302,277	287,412

Diluted	306,541	307,382	315,960	287,412

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	September 30, 2011	September 30, 2010
ASSETS

Current assets:
Cash and cash equivalents	$447,224	$516,630
Restricted cash	6,799	24,503
Marketable securities	31,244	5,044
Accounts receivable, net	280,186	217,587
Acquired unbilled accounts receivable	670	7,412
Prepaid expenses and other current assets	88,804	70,466

Total current assets	854,927	841,642

Land, building and equipment, net	78,218	62,083
Marketable securities	—	28,322
Goodwill	2,347,880	2,077,943
Intangible assets, net	731,577	685,865
Other assets	82,691	73,844

Total assets	$4,095,293	$3,769,699

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capital leases	$6,905	$7,764
Contingent and deferred acquisition payments	23,783	2,131
Accounts payable and accrued expenses	258,777	230,237
Deferred and unearned revenue	185,605	142,340

Total current liabilities	475,070	382,472

Long-term portion of debt and capital leases	853,020	851,014
Long-term deferred revenue	90,382	76,598
Other long term liabilities	183,450	162,419

Total liabilities	1,601,922	1,472,503

Stockholders’ equity	2,493,371	2,297,196

Total liabilities and stockholders’ equity	$4,095,293	$3,769,699

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$(5,109)	$2,105	$38,238	$(19,099)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	45,214	40,418	170,933	157,156
Stock-based compensation	37,791	27,271	147,296	100,139
Non-cash interest expense	2,986	3,209	12,510	12,955
Non-cash restructuring and other expense	11,725	—	11,725	6,833
Deferred tax (benefit) provision	(8,163)	6,063	(43,890)	3,742
Other	12,233	(95)	16,492	1,576
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(21,851)	12,250	(25,530)	(773)
Prepaid expenses and other assets	5,302	1,029	(11,793)	(3,840)
Accounts payable	1,806	8,670	(8,193)	4,710
Accrued expenses and other liabilities	3,175	1,065	(6,775)	(6,760)
Deferred revenue	12,795	9,599	56,398	39,643

Net cash provided by operating activities	97,904	111,584	357,411	296,282

Cash flows from investing activities:
Capital expenditures	(10,640)	(9,690)	(34,907)	(25,974)
Payments for acquisitions, net of cash acquired	(82,991)	(47,847)	(402,290)	(203,729)
Payments for equity investments	—	—	—	(14,970)
Purchases of marketable securities	—	(33,529)	(10,776)	(33,529)
Proceeds from sales and maturities of marketable securities	5,000	—	11,650	—
Payments for acquired technology	(6,000)	(450)	(6,715)	(15,300)
Change in restricted cash balance	—	—	17,184	(22,070)

Net cash used in investing activities	(94,631)	(91,516)	(425,854)	(315,572)

Cash flows from financing activities:
Payments of debt and capital leases	(1,671)	(2,084)	(7,535)	(8,460)
Payments of debt issuance costs	(2,553)	—	(2,553)	—
Proceeds from issuance of common stock, net of issuance costs	—	—	—	12,350
Payments of other long-term liabilities	(2,849)	(2,550)	(10,643)	(9,870)
Proceeds on settlement of share-based derivatives, net	—	915	9,414	7,306
Excess tax benefits on employee equity awards	9,300	1,060	17,520	1,060
Proceeds from issuance of common stock from employee stock plans	14,955	6,678	36,667	29,510
Cash used to net share settle employee equity awards	(6,881)	(3,977)	(36,908)	(22,016)

Net cash provided by financing activities	10,301	42	5,962	9,880

Effects of exchange rate changes on cash and cash equivalents	(13,331)	4,446	(6,925)	(998)

Net increase (decrease) in cash and cash equivalents	243	24,556	(69,406)	(10,408)
Cash and cash equivalents at beginning of period	446,981	492,074	516,630	527,038

Cash and cash equivalents at end of period	$447,224	$516,630	$447,224	$516,630

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2011	2010	2011	2010
GAAP revenue	$367,041	$309,763	$1,318,741	$1,118,948
Acquisition-related revenue adjustments: product and licensing	22,140	12,351	53,961	57,077
Acquisition-related revenue adjustments: professional services and hosting	7,844	1,820	15,429	11,452
Acquisition-related revenue adjustments: maintenance and support	2,510	924	5,807	8,193

Non-GAAP revenue	$399,535	$324,858	$1,393,938	$1,195,670

GAAP cost of revenue	$136,685	$110,397	$499,824	$409,370
Cost of revenue from amortization of intangible assets	(14,570)	(12,663)	(55,111)	(47,758)
Cost of revenue adjustments: product and licensing (1,2)	2,680	2,552	9,487	11,472
Cost of revenue adjustments: professional services and hosting (1,2)	(7,300)	(2,182)	(26,864)	(9,268)
Cost of revenue adjustments: maintenance and support (1,2)	(641)	(174)	(2,186)	(756)

Non-GAAP cost of revenue	$116,854	$97,930	$425,150	$363,060

GAAP gross profit	$230,356	$199,366	$818,917	$709,578
Gross profit adjustments	52,325	27,562	149,871	123,032

Non-GAAP gross profit	$282,681	$226,928	$968,788	$832,610

GAAP income from operations	$8,450	$30,747	$52,551	$32,917
Gross profit adjustments	52,325	27,562	149,871	123,032
Research and development (1)	6,101	2,650	24,289	9,381
Sales and marketing (1)	10,516	8,339	43,264	38,152
General and administrative (1)	13,226	13,235	49,707	40,779
Amortization of intangible assets	22,998	22,033	88,219	87,819
Costs associated with IP collaboration agreements	5,250	4,521	19,750	16,729
Acquisition-related costs, net	7,956	3,719	21,866	30,611
Restructuring and other charges, net	17,519	1,647	22,862	17,891

Non-GAAP income from operations	$144,341	$114,453	$472,379	$397,311

GAAP provision (benefit) for income taxes	$6,761	$13,575	$(8,221)	$18,034
Non-cash taxes	(2,161)	(11,573)	26,620	(4,801)

Non-GAAP provision for income taxes	$4,600	$2,002	$18,399	$13,233

GAAP net income (loss)	$(5,109)	$2,105	$38,238	$(19,099)
Acquisition-related adjustment — revenue (2)	32,494	15,095	75,197	76,722
Acquisition-related adjustment — cost of revenue (2)	(2,687)	(3,243)	(10,473)	(13,275)
Acquisition-related costs, net	7,956	3,719	21,866	30,611
Cost of revenue from amortization of intangible assets	14,570	12,663	55,111	47,758
Amortization of intangible assets	22,998	22,033	88,219	87,819
Non-cash stock-based compensation (1)	37,791	27,271	147,296	100,139
Non-cash interest expense, net	2,986	3,209	12,510	12,955
Non-cash income taxes	2,161	11,573	(26,620)	4,801
Costs associated with IP collaboration agreements	5,250	4,521	19,750	16,729
Change in fair value of share-based instruments	(2,386)	(309)	(13,230)	(3,972)
Restructuring and other charges, net	17,519	1,647	22,862	17,891

Non-GAAP net income	$133,543	$100,284	$430,726	$359,079

Non-GAAP diluted net income per share	$0.42	$0.33	$1.36	$1.19

Diluted weighted average common shares outstanding	319,198	307,382	315,960	302,657

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2011	2010	2011	2010
(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$7	$3	$36	$28
Cost of professional services and hosting	7,300	2,870	27,814	11,043
Cost of maintenance and support	641	174	2,186	756
Research and development	6,101	2,650	24,289	9,381
Sales and marketing	10,516	8,339	43,264	38,152
General and administrative	13,226	13,235	49,707	40,779

Total	$37,791	$27,271	$147,296	$100,139

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$32,494	$15,095	$75,197	$76,722
Cost of product and licensing	(2,687)	(2,555)	(9,523)	(11,500)
Cost of professional services and hosting	—	(688)	(950)	(1,775)

Total	$29,807	$11,852	$64,724	$63,447

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	Q4	FY	Q1	Q2	Q3	Q4	FY
Healthcare	2010	2010	2011	2011	2011	2011	2011
GAAP Revenue	$119.8	$444.6	$117.4	$120.7	$135.4	$141.7	$515.2
Adjustment	$1.5	$4.7	$0.4	$0.3	$3.9	$7.0	$11.6

Non-GAAP Revenue	$121.3	$449.3	$117.8	$121.0	$139.3	$148.7	$526.8

	Q4	FY	Q1	Q2	Q3	Q4	FY
Mobile & Consumer	2010	2010	2011	2011	2011	2011	2011
GAAP Revenue	$89.2	$297.3	$86.1	$93.1	$91.6	$107.8	$378.7
Adjustment	$1.0	$12.1	$1.6	$0.6	$1.5	$10.9	$14.6

Non-GAAP Revenue	$90.2	$309.4	$87.7	$93.7	$93.1	$118.7	$393.3

	Q4	FY	Q1	Q2	Q3	Q4	FY
Enterprise	2010	2010	2011	2011	2011	2011	2011
GAAP Revenue	$76.6	$293.9	$71.1	$72.3	$68.5	$79.9	$291.8
Adjustment	$1.4	$2.2	$1.4	$1.7	$1.4	$0.1	$4.6

Non-GAAP Revenue	$78.0	$296.1	$72.5	$74.0	$69.9	$80.0	$296.4

	Q4	FY	Q1	Q2	Q3	Q4	FY
Imaging Revenue	2010	2010	2011	2011	2011	2011	2011
GAAP Revenue	$24.2	$83.1	$29.2	$32.8	$33.4	$37.6	$133.0
Adjustment	$11.2	$57.7	$10.0	$10.4	$9.4	$14.6	$44.4

Non-GAAP Revenue	$35.4	$140.8	$39.3	$43.2	$42.8	$52.1	$177.4

Schedules may not add due to rounding.